SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

The Andersons, Inc.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contents
Introduction
Voting
Proposals
Board of Directors
Share Ownership
Executive Compensation
Other Information
Appendix

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

March 15, 2001

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders that will be held on Thursday, April 26, 2001, at 7:00 p.m., local time, at The Andersons’ Conference Center, 535 Illinois Avenue, Maumee, Ohio.

      A notice of meeting, proxy statement, proxy card and return envelope are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

      It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the proxy card and promptly return it in the envelope provided. If you attend the annual meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

      We look forward to seeing you on April 26.

Sincerely,

/s/Richard P. Anderson

Richard P. Anderson Chairman, Board of Directors

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:  April 26, 2001

Time:  7:00 P.M.

Place:  The Andersons’ Conference Center
             535 Illinois Avenue
             Maumee, Ohio 43537

Matters to be voted upon:

1.	The election of twelve directors to hold office for a one-year term.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2001.

3.	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of The Andersons, Inc. Common Shares as of the close of business on March 1, 2001 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors

Maumee, Ohio March 15, 2001	/s/Beverly J. McBride
Beverly J. McBride Secretary

Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy card and mail it promptly in the envelope provided to ensure that your shares will be represented. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

2

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

PROXY STATEMENT
__________________

Annual Meeting of Shareholders
April 26, 2001

Introduction

      The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.

This Proxy Solicitation

      Included in this package are the proxy card and this proxy statement. The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions.

      This proxy statement provides you with information about the proposals and about The Andersons, Inc (“Corporation”) that you may find useful in deciding how to vote. After this introduction, you will find the following six sections:

•	Voting
•	Proposals
•	Board of Directors
•	Share Ownership
•	Executive Compensation
•	Other Information

The Annual Meeting

      As shown on the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, April 26, 2001 at The Andersons’ Conference Center in Maumee, Ohio. The Corporation’s Code of Regulations requires that a majority of our Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.

      Abstentions and broker non-votes (proxies held in street name by brokers that are not voted on all proposals) will be treated as present for purposes of determining whether a majority is represented. The Code of Regulations also states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors. The ratification of independent auditors requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.

      Representatives from PricewaterhouseCoopers LLP are expected to attend the meeting. They will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to questions.

      There were no shareholder proposals submitted for the Annual Meeting. We must receive any shareholder proposals for the 2002 Annual Meeting at our principal offices in Maumee, Ohio by December 31, 2001.

Common Shares Outstanding

      On March 1, 2001, The Andersons, Inc. had issued and outstanding 7,403,879 shares of common stock.

Voting

      You are entitled to one vote at the Annual Meeting for each Common Share of The Andersons, Inc. that you owned of record as of the close of business on March 1, 2001.

How to Vote Your Shares

      You may vote your shares at the Annual Meeting by proxy or in person. When you sign and return the enclosed proxy card, the shares you hold will be voted in accordance with your written instructions. Simple instructions are printed right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Beverly J. McBride, John P. Kraus and Matthew C. Anderson to serve as the proxies for the Annual Meeting.

      Your proxy will be valid only if you sign, date and return it before the Annual Meeting. If you complete the proxy card except for the voting instructions, the designated proxies will vote your shares for the election of the nominated directors and the ratification of the independent auditors.

      You may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying Beverly J. McBride, our Corporate Secretary, in writing prior to the Annual Meeting;
•	Submitting a later dated proxy card;
•	Attending the Annual Meeting and revoking your proxy in writing. Your attendance at the Annual Meeting will not, by itself, revoke a proxy.

Where to Find Voting Results

      We will announce the voting results at the Annual Meeting and will publish the voting results in the Corporation’s Form 10Q for the second quarter ended June 30, 2001. We will file that Form 10-Q with the Securities and Exchange Commission in August 2001.

Proposals

      The Board has nominated the twelve current directors for an additional one-year term each. The Board has approved PricewaterhouseCoopers LLP as the Corporation’s independent auditors for the year 2001 and recommends that you vote for their ratification.

Election of Directors

      The Board of Directors is currently comprised of twelve directors. The Board of Directors has nominated and recommends the election of each of the nominees listed below. Each Director that is elected will serve until the next annual meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Corporation. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

      Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

      The following is a brief biography of each nominee. Information as to their ownership of the Common Shares can be found in the Share Ownership section at page 8. All information provided is current as of the record date – March 1, 2001.

      Donald E. Anderson, 73, has served as a Director since 1990. Mr. Anderson was in charge of scientific research for the Corporation from 1980 until his retirement in 1992. He served as a general partner of The Andersons from 1947 through 1987.

      Michael J. Anderson, 49, has served as a Director since 1988. He began his employment with the Corporation in 1978 in the Grain Group and held the position of Vice President and General Manager Grain Group from 1990 to February 1994. He served as Vice President and General Manager of the Retail Group from 1994 to 1996 when he was named President and Chief Operating Officer. He was named President and Chief Executive Officer effective January 1, 1999. He is also a director of Interstate Bakeries Corporation.

      Richard M. Anderson, 44, has served as a Director since 1988. He began his employment with The Andersons in 1986 as Planning Analyst and was named the Manager of Technical Development in 1987. Mr. Anderson served as Vice President and General Manager of the Industrial Products Group from 1990 until 1996 when he was named Vice President and General Manager, Processing Division. He was named President, Processing Group in 1998.

      Richard P. Anderson, 71, has served as a Director since 1987. He served as Chief Executive Officer from 1987 to 1998 and was named Chairman of the Board in 1996. He served as Managing Partner of The Andersons from 1984 to 1987, after serving as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987. He is also a director of ChemFirst Corporation.

      Thomas H. Anderson, 77, was named Chairman Emeritus in 1996. He served as Chairman of the Board from 1987 until 1996. He formerly held the position of Manager-Company Services of The Andersons for several years, was named Senior Partner in 1987 and served as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987.

      John F. Barrett, 51, has served as a Director since 1992. He has served in various capacities at The Western and Southern Life Insurance Company, including Executive Vice President and Chief Financial Officer and President and Chief Operating Officer, and currently serves as President and Chief Executive Officer. Mr. Barrett is also a director of Convergys Corp., Inc. and Fifth Third Bancorp.

      Paul M. Kraus, 68, has served as a Director since 1988. He has been a member of the Toledo, Ohio law firm of Marshall & Melhorn, LLC since 1962.

      Donald L. Mennel, 54, was named as a Director in February 1998. He has served as President and Treasurer of The Mennel Milling Company since 1984. He has served as a member of the Federal Grain Inspection Service Advisory Board and is past chairman of the Eastern Soft Wheat Technical Board.

      David L. Nichols, 59, has served as a Director since 1995. He has served as President of the Rich’s/Lazarus/Goldsmith’s Division of Federated Department Stores, Inc. since August 2000. Prior to that he served as Chairman of Flooring America, Inc. and Chairman and Chief Executive Officer of Mercantile Stores, Inc. from 1992 to 1998. He is also a director of the Federal Reserve Bank, Cleveland, Ohio and Value City Department Stores, Inc., Columbus, Ohio.

      Dr. Sidney A. Ribeau, 53, was named as a Director in February 1997. He has served as President of Bowling Green State University since 1995. Prior to that, he served as Vice President for Academic Affairs at California State Polytechnic University, Pomona. He is also a director of Worthington Industries, Inc.

      Charles A. Sullivan, 65, was named as a Director in 1996. He serves as Chairman and Chief Executive Officer of Interstate Bakeries Corporation. He is also a director of UMB Bank of Kansas City and JPS Packaging Co. Inc.

      Jacqueline F. Woods, 53, was named as a Director in February 1999. She has served in various capacities at Ameritech Ohio and its predecessor, Ohio Bell, retiring in 2000 as its President. She is a director of The Timken Company.

      Donald E., Richard P. and Thomas H. Anderson are brothers; Paul M. Kraus is their brother-in-law. Michael J. and Richard M. Anderson are nephews of Donald E., Richard P. and Thomas H. Anderson and Paul M. Kraus.

      The Board of Directors recommends a vote “FOR” the election of the twelve directors as presented.

Approval of Independent Auditors

      The Board of Directors, upon recommendation by the Audit Committee, has appointed PricewaterhouseCoopers LLP as our independent auditors to examine the financial statements of the Corporation for fiscal year 2001.

      If the shareholders do not ratify this appointment by a majority of the shares represented in person or by proxy at the Annual Meeting, the Board of Directors will consider other independent auditors upon recommendation by the Audit Committee.

      The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors.

Other Business

      At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

Board of Directors

Committees of the Board
Name	Board		Audit		Compensation		Nominating
Donald E. Anderson	X						X

Michael J. Anderson	X						X

Richard M. Anderson	X						X

Richard P. Anderson	X	*					X*

Thomas H. Anderson	X						X

John F. Barrett	X				X		X

Paul M. Kraus	X						X

Donald L. Mennel	X		X				X

David L. Nichols	X		X	*			X

Dr. Sidney A. Ribeau	X		X				X

Charles A. Sullivan	X		X		X	*	X

Jacqueline F. Woods	X				X		X

*	Chairman

Board Meetings and Committees

      The Board of Directors held five meetings in 2000. Each director attended 75% or more of the 2000 meetings of the Board of Directors and of any committees on which such director served. The committees established by the Board of Directors are described below:

      Audit Committee: The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee met five times in 2000.

      Compensation Committee: The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and, under the Corporation’s Amended Long Term Performance Compensation Plan, grants equity compensation to participants. The Compensation Committee met twice in 2000.

      Nominating Committee: The Nominating Committee selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, and recommends a slate of directors to be submitted to the shareholders for approval. The Nominating Committee recommends the election to the Board of each nominee named in this Proxy Statement. The Nominating Committee will consider individuals recommended by shareholders as potential future nominees to the Board. The names of such individuals, together with a full statement of their qualifications, should be mailed to the Nominating Committee, care of the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537.

Director Compensation

      Directors who are not employees of the Corporation and who are not Anderson family members receive an annual retainer of $15,000. Directors who are not employees of the Corporation receive a fee of $1,000 for each Board Meeting and Annual Shareholders’ Meeting attended. The chairpersons of the Audit and Compensation Committees each receive a retainer of $3,000 provided he or she is not an employee of the Corporation. Members of these committees, including the chairpersons, who are not employees of the corporation receive $750 for each committee meeting attended. Directors may elect to take their annual retainer in cash, Common Shares or stock options on the Corporation’s Common Shares.

Compensation Committee Interlocks and Insider Participation

      Michael J. Anderson serves as a director of Interstate Bakeries Corporation. Charles A. Sullivan, Chairman and Chief Executive Officer of Interstate Bakeries, serves as a member of our Compensation Committee.

Audit Fees

      Following are the fees billed by PricewaterhouseCoopers LLP for professional services rendered to the Corporation:

Audit Fees for the audit of the Corporation’s financial statements for the year
    ended December 31, 2000 and the year 2000 quarterly reviews                                    $307,000

Audit Committee Report

      The Audit Committee of The Andersons, Inc. Board of Directors is composed of four independent directors and operates under a written charter. The Audit Committee recommends to the Board of Directors the selection of the Corporation’s independent accountants. The Board’s appointment is then presented to the shareholders in the annual proxy statement for their vote.

      Management is responsible for the Corporation’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Corporation’s independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing their report. The Audit Committee is responsible to monitor and oversee these processes.

      In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Corporation’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence

Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

      The Audit Committee has also reviewed the services provided by the independent auditors (as disclosed above under the caption “Audit Fees”) when considering their independence.

      Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

David L. Nichols (chair)

Donald L. Mennel

Sidney A. Ribeau

Charles A. Sullivan

Share Ownership

Shares Owned by Directors and Executive Officers

      This table indicates the number of Common Shares owned by the executive officers and directors as of February 28, 2001. The table displays this information for the group as a whole, for each director individually and for the five most highly compensated executive officers.

	Amount and Nature of Shares

	Beneficially Owned as of February 28, 2001

		Aggregate Number Of
		Shares Beneficially		Percent of
Name	Options(a)	Owned		Class (b)

Christopher J. Anderson	39,900	149,917	(h)	2.0%

Daniel T. Anderson	38,951	167,540		2.2%

Donald E. Anderson	4,990	156,929	(c)	2.1%

Michael J. Anderson	108,332	241,961	(d)	3.2%

Richard M. Anderson	24,900	119,230		1.6%

Richard P. Anderson	193,842	526,812	(e)	6.9%

Thomas H. Anderson	1,650	265,573	(f)	3.6%

John F. Barrett	4,990	11,268		*

Paul M. Kraus	4,990	118,199	(g)	1.6%

Donald L. Mennel	4,650	6,950		*

David L. Nichols	4,990	10,990		*

Harold M. Reed	25,700	30,914		*

Dr. Sidney A. Ribeau	7,297	9,297		*

Charles A. Sullivan	4,680	22,698		*

Jacqueline F. Woods	2,650	5,716		*

All directors and executive officers as a group(24 persons)	581,154	2,055,889		25.7%

(a)	Includes options exercisable within 60 days of February 28, 2001.

(b)	An asterisk denotes percentages less than one percent.

(c)	Includes 75,958 Common Shares held by Mrs. Una S. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(d)	Includes 51,546 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson’s spouse; 6,032 Common Shares held by Michael J. Anderson, Jr., Mr. Anderson’s son; 6,532 Common Shares held by Laura J. Anderson, Mr. Anderson’s daughter; and 6,532 Common Shares held by Colin J. Anderson, Mr. Anderson’s son. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(e)	All Common Shares are held by Richard P. Anderson, LLC. Richard P. Anderson holds all options on Common Shares. Voting shares of the LLC are held 50% by Richard P. Anderson and 50% by Mrs. Frances H. Anderson, Mr. Anderson’s spouse. Nonvoting shares are held 42.5% each by Mr. Anderson and Mrs. Anderson. Mr. and Mrs. Anderson’s children hold the remaining nonvoting shares. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(f)	Includes 143,028 Common Shares held by Mrs. Mary P. Anderson, Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(g)	Includes 55,758 Common Shares held by Mrs. Carol A. Kraus, Mr. Kraus’s spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.

(h)	Includes 3,032 Common Shares held by Catherine E. Anderson, Mr. Anderson’s daughter; 3,032 Common Shares held by Margaret S. Anderson, Mr. Anderson’s daughter: and 3,032 Common Shares held by Susan S. Anderson, Trustee for Mary P. Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.

Share Ownership of Certain Beneficial Owners

		Amount and Nature
	Name and Address of	of Beneficial
Title of Class	Beneficial Owner	Ownership	Percent of Class

	Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th floor

Common Shares	Santa Monica, California 90401	374,600 shares	5.1%

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not officers or directors but who beneficially own more than ten percent of Common Shares, must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Corporation.

      We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2000.

Executive Compensation

      This section contains charts that show the amount of compensation (both cash and Common Shares) earned by the Corporation’s five most highly paid executive officers. It also contains the performance graph comparing the Corporation’s performance relative to our peer group of companies and the report of our Compensation Committee explaining the compensation philosophy for the Corporation’s most highly paid executive officers.

Summary Compensation Table

				Long Term
	Annual Compensation			Compensation	All Other
					Compensation
Name and Position	Year	Salary	Bonus	Option Grants	(a)

Richard P. Anderson	2000	$159,375	$45,000	16,000	$—

Chairman of the Board	1999	225,000	31,500	22,000	4,800

	1998	260,000	170,000	89,888	6,500

Michael J. Anderson	2000	328,750	125,000	40,000	5,100

President and Chief	1999	325,000	75,000	30,000	4,800

Executive Officer	1998	252,000	95,000	17,071	6,615

Christopher J. Anderson	2000	195,000	50,000	14,000	5,100

Executive Vice President	1999	195,000	40,000	13,000	4,800

and Business	1998	175,000	90,000	5,500	5,794

Development

Daniel T. Anderson	2000	185,769	55,000	14,000	5,100

President	1999	178,789	30,000	12,000	4,800

Retail Group	1998	144,803	30,000	6,251	4,344

Harold M. Reed	2000	160,000	120,000	14,000	3,100

President	1999	148,408	65,000	3,300	952

Grain Division	1998	140,114	48,000	3,200	—

(a)	Corporation’s matching contributions to the 401(k) retirement plan and the deferred compensation plan.

Option Grants

Potential Realizable
Value at Assumed
		2000 Individual Grants			Annual rates of Share
Price Appreciation
for Option Term (b)

% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	in Fiscal	or Base	Expiration
	Granted (a)	Year	Price	Date	5%	10%

Richard P. Anderson Michael J. Anderson Christopher J. Anderson Daniel T. Anderson Harold M. Reed	16,000 40,000 14,000 14,000 14,000	7.14% 17.85% 6.25% 6.25% 6.25%	$8.25 $8.25 $8.25 $8.25 $8.25	1/1/05 1/1/05 1/1/05 1/1/05 1/1/05	$36,469 91,173 31,911 31,911 31,911	$80,587 201,468 70,514 70,514 70,514

(a)	These options, granted on January 1, 2000, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a share price of $10.53 per share and 10% results in a price of $13.29 per share for the five-year option term. See (b) for a discussion of these annual growth factors used in calculating potential realizable value.

(b)	Potential realizable value is based on the assumed annual growth of the Corporation’s Common Shares for the option term. Actual gains, if any, on share option exercises are dependent on the future performance of the shares. There can be no assurance that the amounts reflected in this table will be achieved.

Estimated Retirement Benefits

      The following table shows estimated annual regular pension benefits payable to officers and other key employees upon retirement if occurring today at age 65 under the provisions of our qualified and non-qualified pension plans. These benefits are based upon compensation and years of service.

Average Five-Year		Approximate Annual Retirement Benefit
Compensation (a)	Based Upon the Indicated Years of Service (b)
	5 Years	10 Year	15 Years	25 Years	30 Years

$50,000	$3,100	$6,200	$9,300	$15,500	$18,600

100,000	6,900	13,700	20,600	34,300	41,100

150,000	10,600	21,200	31,800	53,000	63,600

200,000	14,400	28,700	43,100	71,800	86,100

250,000	18,100	36,200	54,300	90,500	108,600

300,000	21,900	43,700	65,600	109,300	131,100

350,000	25,600	51,200	76,800	128,000	153,600

400,000	29,400	58,700	88,100	146,800	176,100

450,000	33,100	66,200	99,300	165,500	198,600

500,000	36,900	73,700	110,600	184,300	221,100

(a)	Compensation includes base pay plus bonus.

(b)	The benefits shown reflect the election of a single life annuity. Each of the named executives has thirteen years of credited service.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors is pleased to present its report on executive compensation. The Committee exercises the Board’s powers in reviewing all aspects of cash and long-term compensation for executive officers and other key employees. All members of the Compensation Committee are independent as defined by the Securities and Exchange Commission and the National Association of Securities Dealers.

      Compensation Philosophy. Our compensation philosophy is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. We have adopted the following objectives as guidelines for compensation decisions:

•	Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

•	Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions.

•	Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

•	Implement a balance between short- and long-term compensation to complement our annual and long-term business objectives and strategy and encourage executive performance in fulfilling those objectives.

•	Provide variable compensation opportunities based on company performance, encourage share ownership by executives and align executive compensation with the interests of shareholders.

      Compensation Program Components. We regularly review our compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the Corporation’s performance. Elements of the compensation program for executive officers are further explained below.

      Base Salary and Bonus. Base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with that of companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons. Our bonus program considers a portion of this base salary “at risk” and determines how much of the at risk dollars are awarded each year based on both quantitative and qualitative factors.

      Long-Term Compensation Plan. We sponsor a Long-Term Performance Compensation Plan that provides certain employees with share options and/or share awards based both on company and individual performance. The exercise price of options is the market price of the Common Shares on the grant date. Share awards may include restrictions that require continued employment prior to vesting.

      Employee Benefit Plans. We also sponsor an Employee Share Purchase Plan that allows employees (other than Anderson family members) to purchase Common Shares at the lower of the beginning or end of the year market price. Funding of these purchases is made through payroll deductions.

      Chief Executive Officer Compensation. We set the 2000 fiscal year cash compensation for Mr. Michael J. Anderson based on past compensation practices and policies. Taking these practices and policies into account, Mr. Anderson’s annual base salary was set at $328,750 for 2000. He also received a 2000 performance bonus of $125,000 and a January 1, 2001 grant of 35,000 options. In the future, we will continue to take responsibility for establishing the Chief Executive Officer’s annual cash and equity-based compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

      Summary. After our review of all existing programs, we continue to believe that the total compensation program for executives is focused on increasing shareholder value and enhancing corporate performance. We currently believe that the compensation of executive officers is properly tied to share appreciation through the Long-Term Performance Compensation Plan. We also believe that executive compensation levels are competitive with the compensation programs provided by our competitors. All members of the Committee have approved this report.

COMPENSATION COMMITTEE Charles A. Sullivan (chair) John F. Barrett Jacqueline F. Woods

Performance Graph

      The graph below compares the total shareholder return on the Corporation’s Common Shares to the cumulative total return for the NASDAQ U.S. Index and a Peer Group Index. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any. The Peer Group Index, weighted for market capitalization, includes the following companies:

•	Ag Services of America, Inc.

•	Archer-Daniels-Midland Co.

•	Conagra, Inc.

•	Corn Products, International, Inc.

•	GATX Corp.

•	IMC Global, Inc.

•	Lesco, Inc.

•	Lowes Companies

•	Scotts Company

      The graph assumes a $100 investment in The Andersons, Inc. Common Shares on February 29, 1996 (first month-end after trading began) and also assumes investments of $100 in each of the NASDAQ U.S. and Peer Group indices, respectively, on February 29, 1996. The value of these investments on the following calendar year ends is shown in the table below the graph.

	Base Period		Cumulative Returns
	February 29, 1996	1996	1997	1998	1999	2000

The Andersons, Inc.	$100.00	$79.35	$78.22	$103.57	$75.30	$81.71

NASDAQ U.S	100.00	119.31	146.13	206.07	382.97	230.43

Peer Group Index	100.00	116.38	139.27	158.82	146.32	144.22

Other Information

Shareholder Proposals for 2002 Annual Meeting

      The Secretary of the Corporation must receive shareholder proposals for consideration at the 2002 annual meeting no later than December 31, 2001. This deadline is necessary in order for the proposal to be considered for inclusion in the Corporation’s 2002 proxy materials.

Additional Information

      This proxy information is being mailed with the Corporation’s December 31, 2000 Annual Report to Shareholders. Upon your written request, we will also provide to you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission. Any requests for copies should be directed to the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537. You may also obtain a copy of this document at the Security and Exchange Commission’s Internet site at http://www.sec.gov. We expect that it will be filed on or about March 15, 2001.

Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors

/s/Beverly J. McBride

Beverly J. McBride Secretary

Appendix

The Andersons, Inc.
Audit Committee Charter

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal control which management has established, the corporate accounting and reporting practices, and the internal and external audit processes. Additionally, the Committee is to provide an open avenue of communication between management, the independent auditors, the internal auditors, and the Board of Directors.

Composition of the Audit Committee

The Audit Committee shall be comprised of three or more independent directors, who are free from any relationship that in the opinion of the Board would interfere with their independence. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The members and Chairman of the Committee shall be elected at the annual organizational meeting of the Board.

Meetings to be held

The Committee shall meet at least three times annually. During at least two of these meetings, separate executive sessions will be held with the independent accountants, management, and the audit manager to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Responsibilities and Duties Related to the Independent Auditors

–	The Committee will serve as the ultimate authority in evaluating, selecting and, when appropriate, replacing the auditors. The Committee will consider company management’s comments and/or recommendations when performing this duty. Furthermore, the Committee will review the reasoning behind the discharge of any independent auditor.

–	Ensure that the independent auditors understand they are ultimately responsible to the Board of Directors and the Audit Committee. Also, ensure that the independent auditors raise all issues with the Committee as warranted.

–	Confirm and take appropriate action to ensure the independence of the independent auditors. A written statement of independence shall be obtained from the independent auditors on an annual basis.

–	Meet with the independent auditors and management to review the scope of the proposed audits for the current year and the audit procedures to be utilized. Then, at the conclusion of each audit, review any comments or recommendations of the independent auditors and inquire about any restrictions imposed on the scope of the audit or access to required information.

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–	Ensure the independent auditors feel the company’s accounting policies are consistently applied and that the accounting information contained in the financial statements is clear, consistent and complete.

–	Review the financial statements contained in the annual and quarterly reports with both the independent auditors and management. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and others.

–	Review and pre-approve all non-audit services to be provided by the independent auditors with a cost greater than $50,000. As part of this process, the Committee shall consider if services to be provided will still allow the auditor to remain independent.

Responsibilities and Duties Related to the Internal Auditors

–	Review the proposed audit plans each year, and continually monitor the Internal Audit Department’s performance against that plan.

–	Review the internal audit function of the corporation including the independence and authority of its reporting obligations and the qualifications of the department employees. Furthermore, review the reasoning behind the discharge or transfer of any internal auditor.

–	Confirm and assure the objectivity of the internal auditors.

–	Review internal audit reports in order to be aware of any significant findings and management’s intended corrective action.

Other Responsibilities and Duties

–	Submit the minutes of all meetings of the Committee to the Board of Directors.

–	Review and update the Committee’s charter annually and subsequently have it approved by the Board of Directors.

–	Ensure that financial management remains knowledgeable of current accounting guidelines and principles.

–	Inquire of management, the Internal Audit Manager, and the independent accountants about significant risks or exposures of the company, and assess the steps management has taken to minimize these risks.

–	Determine that the company’s Code of Conduct and other policy statements are current and adequately address the risks and exposures of the company. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

–	Conduct or authorize the investigation of any matter brought to the Committee’s attention within the scope of its duties. The Committee shall be empowered to retain independent counsel and/or other professionals to assist in the conduct of any investigation, as is deemed necessary.

–	Review with in-house counsel any legal and/or regulatory matters that could have a significant impact on the organization’s financial statements.

      The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

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PROXY

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

      The undersigned hereby appoints Matthew C. Anderson, John P. Kraus and Beverly J. McBride, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the share(s) of The Andersons, Inc. which the undersigned is entitled to vote, at the Annual Meeting of shareholders to be held on April 26, 2001 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

      THIS PROXY, WHEN PROPERY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

Important - This Proxy must be signed and dated on the reverse side.

(Continued and to be signed on reverse side.)

The Andersons, Inc.

Please mark vote in the following manner using dark ink only. [x]

The Board of Directors recommends a vote “FOR” Items 1 and 2.

1.	Election of directors	For All	Withhold All	FOR ALL (except*)

01	Donald E. Anderson	02	Michael J. Anderson

03	Richard M. Anderson	04	Richard P. Anderson

05	Thomas H. Andersons	06	John F. Barrett

07	Paul M. Kraus	08	Donald L. Mennel

09	David L. Nichols	10	Dr. Sidney A. Ribeau

11	Charles A. Sullivan	12	Jacqueline F. Woods

*	Except nominees written above

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors	For	Against	Abstain

I plan to attend the meeting

Please sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing

Signature(s)_______________

________________________

Dated:________________, 2001